UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	July 31, 2019

Bright Mountain Media, Inc.

(Exact name of registrant as specified in its charter)

Florida	000-54887	27-2977890
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6400 Congress Avenue, Suite 2050, Boca Raton, Florida	33487
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	561-998-2440

not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	[X]

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01	Entry into a Material Definitive Agreement.

On July 31, 2019 Bright Mountain Media, Inc., a Florida corporation (“Bright Mountain Media”), and its to be organized wholly-owned subsidiary Bright Mountain Israel Acquisition Ltd, an Israeli corporation (the “Merger Sub”), entered into a Share Exchange Agreement and Plan of Merger (the “Merger Agreement”) with Slutzky & Winshman Ltd., an Israeli company (“S&W”) and the shareholders of S&W (the “Shareholders”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, on the closing date (the “Closing”), we will acquire all of the outstanding shares of S&W (the “S&W Shares”) from the Shareholders in exchange for (i) an aggregate of 13,000,000 shares of our common stock (the “Consideration Shares”), and (ii) promissory notes (the “Notes”) in the aggregate principal amount of $750,000 (collectively, the “Purchase Price”). Following the Closing we will issue an aggregate of 60,000 shares of our common stock to the employees of S&W as compensation. At Closing, the S&W Shares and the Consideration Shares will be placed in escrow with a third party escrow agent pending the Effective Time of the Merger (as hereinafter described). As required under Israeli law, following the Closing and upon receipt of regulatory approvals, including receipt of a merger certificate from the Israeli Companies Registrar and the expiration or termination of any waiting period under Israeli law; and assuming there are no statutes, judgments, injunctions orders or decrees prohibiting consummation of the transactions contemplated under the Merger Agreement (the “Effective Time”), the Merger Sub will merge with an into S&W with S&W as the surviving entity (the “Merger”).

S&W, headquartered in Tel Aviv, Israel, is a data-driven marketing company which utilizes programmatic solutions for over the top, or “OTT”, video and mobile advertising. Leveraging machine learning data, S&W provides technology for content creators to deploy, distribute, and monetize their content. S&W reported unaudited revenues of $1,565,000 and a net loss of $284,000 for the three months ended March 31, 2019, audited revenues of $12,175,000 and a net loss of $832,000 for the year ended December 31, 2018 and audited revenues of $31,621,000 and net income of $2,873,000 for the year ended December 31, 2017.

Following the Effective Time, (i) the S&W Shares will be released to us, (ii) a portion of the Consideration Shares (the “Escrow Shares”) will be placed in escrow with a third party escrow agent for a period of 24 months following the Closing, and (iii) the remaining Consideration Shares will be released. Under the terms of the escrow, the Escrow Shares will be released to Bright Mountain Media to satisfy any AR Collection Shortfall (as defined in the Merger Agreement) or to satisfy indemnification claims made by us under the terms of the Merger Agreement. In the event any Escrow Shares are returned to us pursuant to the terms of the Merger Agreement, those shares will be cancelled and returned to the status of authorized but unissued shares of our common stock. Any Escrow Shares which remain in escrow at the end of the 24 month period will be distributed to the Shareholders.

The Notes, which will be issued at Closing, will not bear interest and will be unsecured. 50% of the principal amount will be due on or before one year from the Closing and the balance will be due two years from the Closing. The amount of the Note will be forgiven by the two of the three Shareholders in the event (i) the Shareholder ceases to provide continuous services to S&W or an affiliate, in the capacity of an employee, consultant or other service provider following the termination of the employment agreements described below, (ii) if the employment agreement or consulting agreement is terminated for cause (as defined in the agreement), (iii) voluntary termination by the Shareholder of the employment or consulting agreement, other than for “good reason” as defined in the Note, or (ii) if S&W fails to achieve certain milestones set forth in the Note within one year from Closing. The third Shareholder is not subject to these forgiveness terms in order to comply with certain provisions of the Israeli tax code.

The Merger Agreement contains customary representations and warranties from each party to the agreement, and each party has agreed to customary covenants, including, among others, covenants relating to (1) the conduct of S&W’s business during the interim period between the execution of the Merger Agreement and the Closing, (2) mutual continued access to information regarding the other entity’s operations, and (3) Bright Mountain Media’s, S&W’s and the Shareholder’s obligations to use their reasonable best efforts to take all steps necessary to consummate the Merger.

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In addition to customary conditions to closing, the Closing of the Merger is subject to:

●	Bright Mountain Media will be satisfied in its sole discretion with the results of its due diligence investigation of S&W;

●	the required tax rulings pursuant to the Israeli Income Tax Ordinance, 1961, as amended, and the rules and regulations thereunder shall have been received;

●	S&W will have entered into three year employment and/or consulting agreements with each of the Shareholders which are satisfactory to Bright Mountain Media in order to preserve the continued business and operations of S&W post-Closing;

●	the Shareholders will have entered into lock-up and leak out agreements for the Consideration Shares and certain affiliates of Bright Mountain Media shall have entered into lock up agreements covering, together with the Consideration Shares, an aggregate of at least 25% of the outstanding shares of common stock of Bright Mountain Media immediately following the Closing;

●	S&W shall have delivered the required closing financial statements and business description; and

●	Bright Mountain Media shall have increased the size of its Board of Directors to six members. At Closing, one of the Shareholders designated by all of the Shareholders will be appointed to our Board of Directors and Bright Mountain Media will enter into a director indemnification agreement with such individual, together with certain additional Closing conditions as set forth in the Merger Agreement.

The Merger Agreement may be terminated by:

●	the mutual written consent of the parties;

●	Bright Mountain Media if any of the conditions precedent to Closing have not occurred by August 15, 2019, unless such failure is the responsibility of Bright Mountain Media;

●	the Shareholders if any of the conditions precedent to Closing have not occurred by August 15, 2019, unless such failure is the responsibility of the Shareholders; or

●	any party in the event any law or government entity prohibits or restrains the Merger.

The Merger Agreement contains mutual indemnification provisions, and requires the purchase of post-Closing of an irrevocable prepaid policy or policies providing director and officer “tail” coverage for S&W’s existing directors and officers for a period of seven years from the Closing.

Upon Closing, we have agreed to pay Spartan Capital Securities, LLC a finder’s fee equal to (i) $165,000 in cash, payable from the proceeds of a future offering, and (ii) 5% of the shares of our common stock which we will issue in the transaction.

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Following the Closing, the transaction may be terminated if any Israeli Governmental Entity (as that term is defined in the Merger Agreement) issues an order restraining or enjoying the Merger, and such order has become final and non-appealable. In that event, the S&W Shares would be returned by us to the Shareholders, the Consideration Shares would be returned to us the Shareholders, the Notes would be surrendered, and the transaction would be considered null and void.

The foregoing description of the Merger, the Merger Agreement and the related transactions does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement which is filed as Exhibit 2.1 to this report.

Item 9.01.	Financial Statement and Exhibits.

(d)	Exhibits.

		Incorporated by Reference			Filed or Furnished Herewith
No.	Exhibit Description	Form	Date Filed	Number
2.1	Share Exchange Agreement and Plan of Merger dated July 31, 2019 by and among Bright Mountain Media, Inc., Bright Mountain Israel Acquisition Ltd (a to be formed entity), Slutzky & Winshman Ltd. and the shareholders of Slutzky & Winshman Ltd.				Filed

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 1, 2019	Bright Mountain Media, Inc.

	By:	/s/ Alan B. Bergman
Alan B. Bergman, Chief Financial Officer

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